UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2016

CABINET GROW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55340	46-5546647
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 812, West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

(561) 249-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) On November 4, 2016, Cabinet Grow Inc.’s (“Company”) independent registered public accounting firm MaloneBailey, LLP (“MaloneBailey”) resigned as its independent registered public accounting firm.

MaloneBailey has not issued any reports on the Company’s financial statements.

During the period of MaloneBailey’s engagement there:

(i)   were no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii)  no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided MaloneBailey with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“Commission”) and requested that MaloneBailey furnish it with a letter addressed to the Commission stating that it agrees with the statements made above.  A copy of MaloneBailey’s letter, dated November 16, 2016, is attached herewith as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter from MaloneBailey to the Securities and Exchange Commission dated November 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABINET GROW, INC.

Date: November 16, 2016	By:	/s/ Samuel May
Samuel May Chief Executive Officer